PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Terry Sanford Carriage Services, Inc. 713-332-8400

	Investors:	Alexandra Tramont/Matt Steinberg FTI Consulting, Inc. (212) 850-5600

CARRIAGE SERVICES ANNOUNCES

2011 FOURTH QUARTER AND RECORD 2011 ANNUAL RESULTS

RAISES 2012 OUTLOOK

HOUSTON – February 22, 2012 – Carriage Services, Inc. (NYSE: CSV) today announced results for the fourth quarter and year ended December 31, 2011, as follows:

Mel Payne, Chief Executive Officer, stated, “After reporting record results in 2009 and 2010, we are pleased to report our third straight record performance in 2011 for Total Revenue and Total Field EBITDA, as well as Non-GAAP records for Consolidated EBITDA, Earnings Per Share and Free Cash Flow. Moreover, after the management reorganization in October 2011 and the roll out of an updated Funeral Standards Operating Model with new long term incentives, our funeral operating performance increased substantially and sequentially during the fourth quarter, positioning our funeral portfolio for a strong 2012 starting in January.”

“As a result, our 2012 Outlook reflects another record performance based on substantially higher funeral operational performance, recent acquisitions and significant earnings from our trust portfolios. Our achievement of consistently higher and sustainable revenue, earnings and Free Cash Flow provided the financial strength and flexibility to initiate a quarterly dividend and stock repurchase plan in 2011.”

Highlights of the 2011 year were as follows:

•	Total Revenue of $190.6 million, an increase of 3.1%;

•	Total Field EBITDA of $69.9 million, an increase of 10.0%;

•	Non-GAAP Consolidated EBITDA of $50.6 million, an increase of 10.0%;

•	Non-GAAP EPS of $0.66 per diluted share, an increase of 22.2%; and

•	Free Cash Flow of $24.4 million, an increase of 31.2%.

“The record 2011 performance was driven primarily by substantially higher Field EBITDA Margins in our funeral and cemetery portfolios, funeral business acquisitions and a continued strong GAAP and Non-GAAP contribution from our trust portfolios. The revenue increase of $5.7 million for 2011 was comprised of an $8.3 million increase in Funeral Acquisition Revenue, offset by a decline of about $2.8 million in our Same Store funeral and cemetery revenues. The combination of a 270 basis point increase in our Total Funeral Field EBITDA Margin and $8.3 million increase in Funeral Acquisition Revenue produced an increase in Total Field EBITDA of $6.4 million, which was 12% greater than the Total Revenue increase of $5.7 million.”

“GAAP diluted earnings per share for 2011 was $0.38, down from $0.45 in 2010 because of Special Items of expense totaling $4.2 million ($0.13 per share) not including the $4.5 million of Withdrawable Trust Income as shown in the attached Non-GAAP Unaudited Income Statement. These Non-GAAP adjustments in the view of Management produce a relevant enterprise earning power comparison (diluted earnings per share) of $0.51 for 2011 versus $0.45 for 2010. Included in Special Items are termination expenses of $1.9 million that were related to the management reorganization discussed in the third quarter 2011 earnings release, as these positions are not being replaced. Additionally, the stock performance based executive incentive compensation of $1.1 million is related to a discontinued Plan that was based on the increase in the Company’s common stock price since early 2009 relative to two peer groups through 2011.”

“A significant component of our Non-GAAP results and cash flow is Withdrawable Trust Income, which is cemetery preneed merchandise and service trust income that is withdrawable in certain states when the income and gains have been realized. The entire amount attaching to the underlying contracts is not withdrawn, only the amounts in excess of a certain threshold as determined by the states allowing the withdrawal. The state mandated amounts remain in the trusts, which ensures that sufficient funds are realizable and withdrawn upon maturity of the contract. Under GAAP, the Company cannot recognize the excess funding withdrawals as revenue until the delivery of the merchandise and service. Withdrawable Trust Income, primarily from California cemetery merchandise and service trusts, totaled $4.5 million in 2011 compared to $3.4 million in 2010, both as a result of large realized fixed income and equity gains in 2010 and the first half of 2011.”

“Finally, we produced Free Cash Flow of $24.4 million in 2011 compared to $18.6 million in 2010, which along with $2.5 million borrowed on our new credit facility, enabled us to self-finance the $18.6 million in cash used for funeral home acquisitions in 2011, invest $3.8 million in existing business growth projects, repurchase $3.1 million of the face amount of the convertible subordinated debentures for $2.2 million in cash, repurchase 126,592 shares of our common stock and pay $1.4 million in common stock dividends. As previously announced, the Board has approved a quarterly cash dividend of 2.5¢ payable on March 1, 2012.”

Highlights of the fourth quarter of 2011 were as follows:

•	Total Revenue of $47.8 million, a slight decrease of less than 1%;

•	Total Field EBITDA of $17.6 million, an increase of 9.2%;

•	Non-GAAP Consolidated EBITDA of $10.9 million, a decrease of 13.6%; and

•	Non-GAAP EPS of $0.11 per diluted share, a decrease of $0.06.

“The Company experienced a slight decline in Total Revenue in the fourth quarter. Funeral Acquisition Revenue was very strong, growing 23% compared to the fourth quarter of 2010. Same Store Funeral contracts were down 5.5% while Same Store Funeral Revenue was down 3.6%, consistent with trends experienced by other funeral service providers and vendors. Funeral Field EBITDA Margins increased 420 basis points from 30.9% to 35.1% in the quarter. Although we experienced an 8% decrease in Cemetery Revenue because of a decline in preneed property sales, our Cemetery Field EBITDA Margin increased 210 basis points from 20.5% to 22.6%. Total Field EBITDA Margins increased 330 basis points from 33.6% to 36.9% in the quarter.”

“GAAP diluted earnings per share for the fourth quarter of 2011 declined to $0.02 from $0.12 in 2010 because of previously discussed Special Items of expense totaling $3.2 million ($0.11 per share), which for GAAP purposes are included in Variable Overhead. The decline in Non-GAAP EPS to $0.11 from $0.17 in 2010 was primarily the result of a decline in Withdrawable Trust Income of $2.4 million in the California M&S trusts, equal to $0.08 per diluted share, as we executed a major asset reallocation from equities to fixed income during the last five months of 2011.”

“As stated in our third quarter earnings release, Management views Non-GAAP Consolidated EBITDA, EPS and Free Cash Flow metrics as the more relevant metrics for valuation of the market value of the Company’s equity. We also believe Non-GAAP accounting, since it adjusts for income and expense items that are not part of continuing operations, provides for better performance comparison between accounting periods and also makes our five Quarter and five Year Trend Reports more transparent for investors. The Non-GAAP reporting format is especially relevant for 2011 as we had a lot of GAAP noise pass through the Company, especially in the fourth quarter, as we made major strides in positioning Carriage to achieve a higher and sustainable operating and financial performance in 2012 and thereafter,” concluded Mr. Payne.

NON- GAAP UNAUDITED INCOME STATEMENT

Period Ended December 31, 2011

($000’s)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2011
Same Store Contracts
Atneed Contracts	4,123	3,848	16,243	15,763
Preneed Contracts	1,026	1,017	3,922	4,135

Total Same Store Funeral Contracts	5,149	4,865	20,165	19,898
Acquisition Contracts
Atneed Contracts	1,413	1,724	4,497	6,253
Preneed Contracts	340	375	1,139	1,512

Total Acquisition Funeral Contracts	1,753	2,099	5,636	7,765

Total Funeral Contracts	6,902	6,964	25,801	27,663

Funeral Operating Revenue
Same Store Revenue	$27,568	$26,571	$107,680	$106,679
Acquisition Revenue	6,749	8,308	22,063	30,307

Total Funeral Operating Revenue	$34,317	$34,879	$129,743	$136,986

Cemetery Operating Revenue
Same Store Revenue	$8,508	$7,824	$34,211	$32,407
Acquisition Revenue	1,482	1,572	6,239	6,574

Total Cemetery Operating Revenue	$9,990	$9,396	$40,450	$38,981

Financial Revenue
Preneed Funeral Commission Income	$448	$412	$2,265	$1,811
Preneed Funeral Trust Earnings	1,543	1,569	6,117	6,425
Cemetery Trust Earnings	1,446	1,200	4,815	5,073
Preneed Cemetery Finance Charges	354	337	1,557	1,360

Total Financial Revenue	$3,791	$3,518	$14,754	$14,669

Total Revenue	$48,098	$47,793	$184,947	$190,636

Field EBITDA
Same Store Funeral Field EBITDA	$9,087	$9,712	$36,035	$38,152
Same Store Funeral Field EBITDA Margin	33.0%	36.6%	33.5%	35.8%

Acquisition Funeral Field EBITDA	1,524	2,542	5,123	8,938
Acquisition Funeral Field EBITDA Margin	22.6%	30.6%	23.2%	29.5%

Total Funeral Field EBITDA	$10,611	$12,254	$41,158	$47,090
Total Funeral Field EBITDA Margin	30.9%	35.1%	31.7%	34.4%

Same Store Cemetery Field EBITDA	$1,709	$1,785	$7,340	$7,603
Same Store Cemetery Field EBITDA Margin	20.1%	22.8%	21.5%	23.5%

Acquisition Cemetery Field EBITDA	339	337	1,707	1,944
Acquisition Cemetery Field EBITDA Margin	22.9%	21.4%	27.4%	29.6%

Total Cemetery Field EBITDA	$2,048	$2,122	$9,047	$9,547
Total Cemetery Field EBITDA Margin	20.5%	22.6%	22.4%	24.5%

Funeral Financial EBITDA	1,674	1,710	6,993	6,859
Cemetery Financial EBITDA	1,805	1,537	6,372	6,433

Total Financial EBITDA	$3,479	$3,247	$13,365	$13,292
Total Financial EBITDA Margin	91.8%	92.3%	90.6%	90.6%

Total Field EBITDA	$16,138	$17,623	$63,570	$69,929
Total Field EBITDA Margin	33.6%	36.9%	34.4%	36.7%

NON- GAAP UNAUDITED INCOME STATEMENT

Period Ended December 31, 2011

($000’s)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2011
Overhead
Total Variable Overhead	$1,049	$4,759	$3,554	$9,422
Total Regional Fixed Overhead	792	794	3,370	3,766
Total Corporate Fixed Overhead	3,973	4,012	14,306	15,712

Total Overhead	$5,814	$9,565	$21,230	$28,900
	12.1%	20.0%	11.5%	15.2%

Other Income	580	—	828	845

Consolidated EBITDA	$10,904	$8,058	$43,168	$41,874
Consolidated EBITDA Margin	22.7%	16.9%	23.3%	22.0%

GAAP Diluted EPS	$0.12	$0.02	$0.45	$0.38

Special Items
Withdrawable Trust Income(Loss)	$2,040	$(368)	$3,438	$4,513
Stock Performance Based Executive Incentive Compensation	—	1,064	—	1,064
Nonrecurring Professional Fees	—	141	—	141
Gain on Repurchase of Convertible Junior Subordinated Debentures	—	—	(317)	(846)
Securities Transactions Expenses	—	2	—	504
Loss on Early Extinguishment of Debt	—	—	—	201
Acquisition Expenses	86	265	667	1,237
Termination Expenses	237	1,768	237	1,935
Recovery of Legal Fees	(32)	—	(682)	—
Net Gain on Disposition of Assets	(580)	—	(511)	—

Total of Special Items	$1,751	$2,872	$2,832	$8,749

Non-GAAP Consolidated EBITDA	$12,655	$10,930	$46,000	$50,623
Non-GAAP Consolidated EBITDA Margin	26.3%	22.9%	24.9%	26.6%

Property Depreciation & Amortization	$2,522	$2,403	$9,977	$9,613
Non Cash Stock Compensation	357	283	1,722	$1,870
Interest Expense	4,566	4,477	18,262	18,305
Interest Income	(18)	(16)	(240)	(52)

Pretax Income	$5,228	$3,783	$16,279	$20,887

Income tax	2,000	1,776	6,512	8,703

Non-GAAP Net Income	$3,228	$2,007	$9,767	$12,184

	6.7%	4.2%	5.3%	6.4%

Non-GAAP Diluted EPS	$0.17	$0.11	$0.54	$0.66

ACQUISITIONS

Carriage acquired six businesses during 2011, including two in the fourth quarter, for a total cash cost of $18.6 million. These businesses contributed $3.3 million in revenue in 2011, but on an annualized basis are expected to generate revenue of approximately $10.8 million.

The Company acquired James J. Terry Funeral Home in Downingtown, Pennsylvania during the first quarter of 2012. The Terry Funeral Home is forecasted to provide annualized revenue of approximately $1.8 million.

TRUST FUND PERFORMANCE

A major asset reallocation into fixed income securities from equities was executed starting in early August 2011 after the U.S. credit rating downgrade by Standard & Poor’s on August 5th and the reemergence of the European sovereign debt crisis, resulting in five months of risk aversion by investors and a flight to safety in U.S. Treasuries. During this volatile market period, we reduced our discretionary equity portfolio cost basis by $60.6 million, realizing about $7.7 million in losses which caused a $0.4 million loss in M&S Withdrawable Trust Income in the fourth quarter. The $7.7 million of realized losses incurred in the asset reallocation reduced our total capital gains in the discretionary portfolio to $21.1 million for the full year. The $53 million proceeds from the reallocation were reinvested primarily into high yield bonds and preferred stocks of “too big to fail” financial institutions, the result of which increased the annualized recurring income from our discretionary portfolio by 54% from $7.9 million on August 8, 2011 to $12.2 million on December 31, 2011.

Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services, and cemetery perpetual care) at key dates.

	Investment Performance
	Investment Performance(1)		Index Performance
Timeframe	Discretionary	Total Trust	DJIA	S&P 500	NASDAQ	50/50 index Benchmark
5 years ended 12/31/11	51.2%	49.0%	13.6%	12.1%	28.3%	7.6%
3 years ended 12/31/11	68.7%	63.4%	41.0%	43.6%	59.0%	32.0%
1 year ended 12/31/11	(3.1)%	(2.5)%	5.5%	2.1%	(1.8)%	5.0%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).

	Asset Allocation as of December 31, 2011
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$25,449	15.9%	$38,407	18%
Fixed Income	131,777	82.5%	155,622	74%
Cash	2,487	1.6%	17,423	8%

Total Portfolios	$159,713	100%	$211,451	100%

FREE CASH FLOW

Carriage achieved record Free Cash Flow in 2011 of $24.4 million, of which $4.4 million was produced during the fourth quarter of 2011. Our record Free Cash Flow for the year represents an increase of $5.8 million or 31.2% compared to Free Cash Flow of $18.6 million for 2010. The sources and uses of cash for 2010 and 2011 consisted of the following (in millions):

	2010	2011
Cash flow provided by operations	$25.7	$31.2
Cash used for maintenance capital expenditures	(7.1)	(6.8)

Free Cash Flow	$18.6	$24.4
Cash at beginning of year	3.6	1.3
Acquisitions	(19.0)	(18.6)
Net borrowings under credit facility	0.6	2.5
Cash used for growth capital expenditures	(3.6)	(3.8)
Cash used for dividends	—	(1.4)
Repurchase of common stock	—	(0.7)
Repurchase of convertible junior subordinated debentures	—	(2.2)
Other investing and financing activities, net	1.1	(0.4)

Cash at December 31st	$1.3	$1.1

Credit Facility borrowing at December 31st	$0.6	$3.1

2012 OUTLOOK

The 2012 Outlook reflects management’s current opinion on the performance of the portfolio of businesses for the year ending December 31, 2012. Management takes into consideration the performance of the trusts and incorporates our view of the economy and the financial markets. Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral Standards Operating Model, acquisitions and Withdrawable Trust Income.

The 2012 Outlook includes the Carmen and Roberson acquisition that closed in October, the Bryant acquisition that closed in December and the Terry acquisition that closed in the first quarter of 2012.

2012 OUTLOOK

(amounts in millions, except per share amounts)

Range
Revenues	$200 – $202

Consolidated EBITDA	$49.5 – $50.5

Net Income	$11.7 – $12.3
GAAP Diluted EPS	$0.64 – $0.67
Non-GAAP EPS	$0.79 – $0.81
Cash Flow from Operations	$26 – $28

Revenues, Consolidated EBITDA and Net Income for the four quarter period ending December 31, 2012 are expected to improve relative to the year ended December 31, 2011, for the following reasons:

•	Increases in Same Store Funeral Revenue averages and Same Store Funeral Field EBITDA Margins;

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA from the 2011 and first quarter 2012 acquisitions; and

•	Increases in Financial Revenue from all three categories of trust funds.

The Outlook also includes the Company’s new policy of withdrawing realized gains and income in excess of regulatory mandated amounts on a monthly basis from certain cemetery merchandise and services trust funds which are estimated to be in the range of $1.5 million to $2.0 million for the rolling four quarter period.

CONFERENCE CALL

Carriage Services has scheduled a conference call for tomorrow, Thursday, February 23, 2012 at 10:30 a.m. eastern time. To participate in the call, please dial 800-860-2442 at least ten minutes before the conference call begins and ask for the Carriage Services conference call. A telephonic replay of the conference call will be available through March 5, 2012 and may be accessed by dialing 877-344-7529 and using pass code 10009850. An audio archive will also be available on the company’s website at www.carriageservices.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Terry Sanford at terry.sanford@carriageservices.com or 713-332-8475.

Carriage Services is a leading provider of death care services and products. Carriage operates 160 funeral homes in 25 states and 32 cemeteries in 11 states.

USE OF NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial earnings of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided at the end of the press release.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed Withdrawable Trust Income (loss) and reported on a Non-GAAP proforma basis within Special Items in the accompanying Non-GAAP Unaudited Income Statement, to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

The Non-GAAP financial measures include “Free Cash Flow”, “Funeral and Cemetery Field EBITDA”, “Total Field EBITDA”, “Consolidated EBITDA”, and “Non-GAAP Consolidated EBITDA” are reflected in this press release. Both Free Cash Flow and Non-GAAP Consolidated EBITDA are used by investors to value common stock. The Company considers Free Cash Flow to be an important indicator of its ability to generate cash for acquisitions and other strategic investments. The Company has included Non-GAAP Consolidated EBITDA in this press release because it is widely used by investors to compare the Company’s financial performance with the performance of other death care companies. Non-GAAP Consolidated EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of Non-GAAP Consolidated EBITDA may not be comparable to similarly titled measures other companies report.

FORWARD-LOOKING STATEMENTS

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

– Financial Statements and Tables to Follow –

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	December 31, 2010	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,279	$1,137
Accounts receivable, net of allowance for bad debts	15,587	16,605
Inventories and other current assets	10,828	13,530

Total current assets	27,694	31,272

Preneed cemetery and funeral trust investments	160,834	142,231
Preneed receivables, net of allowance for bad debts	24,099	22,800
Receivables from preneed funeral trusts	21,866	22,487
Property, plant and equipment, net of accumulated depreciation	128,472	136,469
Cemetery property	71,128	71,620
Goodwill	183,324	193,962
Deferred charges and other non-current assets	7,860	10,451
Cemetery perpetual care trust investments	45,735	41,485

Total assets	$671,012	$672,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$563	$628
Accounts payable and accrued liabilities	24,596	31,741

Total current liabilities	25,159	32,369

Senior long-term debt, net of current portion	132,416	135,000
Convertible junior subordinated debenture due in 2029 to an affiliated trust	92,858	89,770
Obligations under capital leases, net of current portion	4,289	4,155
Deferred preneed cemetery and funeral revenue	89,642	100,895
Deferred preneed cemetery and funeral receipts held in trust	160,834	142,231
Care trusts’ corpus	45,941	41,379

Total liabilities	551,139	545,799

Commitments and contingencies
Redeemable Preferred Stock	200	200

Stockholders’ equity
Common Stock	213	217
Additional paid-in capital	200,987	201,284
Accumulated deficit	(70,951)	(63,987)
Treasury stock	(10,576)	(10,736)

Total stockholders’ equity	119,673	126,778

Total liabilities and stockholders’ equity	$671,012	$672,777

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	For the three months ended December 31,		For the years ended December 31,
	2010	2011	2010	2011
Revenues	$48,098	$47,793	$184,947	$190,636
Field costs and expenses	36,260	34,731	137,500	138,332

Gross profit	11,838	13,062	47,447	52,304
General and administrative expenses	4,393	7,690	16,806	22,758

Operating income	7,445	5,372	30,641	29,546
Interest expense	(4,566)	(4,477)	(18,262)	(18,305)
Other income	598	16	1,068	897

Income before income taxes	3,477	911	13,447	12,138
Provision for income taxes	(1,330)	(613)	(5,368)	(5,160)

Net income	2,147	298	8,079	6,978
Preferred stock dividend	(4)	(2)	(14)	(14)

Net income available to common stockholders	$2,143	$296	$8,065	$6,964

Basic earnings per common share:	$0.12	$0.02	$0.46	$0.38

Diluted earnings per common share:	$0.12	$0.02	$0.45	$0.38

Weighted average number of common and common equivalent shares outstanding:
Basic	17,890	18,393	17,635	18,358

Diluted	18,424	18,420	17,938	18,396

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands, except per share data)

	For the years ended December 31,
	2010	2011
Cash flows from operating activities:
Net income	$8,079	$6,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,704	10,266
Provision for losses on accounts receivable	4,031	2,788
Gain on repurchase of convertible subordinated debentures	(317)	(846)
Stock-based compensation expense	1,759	1,941
Deferred income taxes	1,521	(3,462)
Other	(153)	165
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(4,761)	(1,921)
Inventories and other current assets	1,830	(1,513)
Preneed funeral and cemetery trust investments	(1,369)	10,918
Accounts payable and accrued liabilities	2,975	7,006
Deferred preneed funeral and cemetery revenue	168	10,316
Deferred preneed funeral and cemetery receipts held in trust	1,212	(11,481)

Net cash provided by operating activities	25,679	31,155

Cash flows from investing activities:
Net proceeds from the sale of assets	400	—
Acquisitions	(19,007)	(18,574)
Growth capital expenditures	(3,559)	(3,849)
Maintenance capital expenditures	(7,102)	(6,795)

Net cash used in investing activities	(29,268)	(29,218)

Cash flows from financing activities:
Net borrowings under credit facility	600	2,500
Payments on senior long-term debt and obligations under capital leases	(474)	(625)
Purchase of convertible junior subordinated debentures	(576)	(2,241)
Proceeds from the exercise of stock options and employee stock purchase plan	1,759	745
Purchase of treasury stock	—	(736)
Dividends on common stock	—	(1,375)
Payment of loan origination and other fees	(43)	(333)
Dividend on redeemable preferred stock	(14)	(14)

Net cash provided by (used in) financing activities	1,252	(2,079)

Net decrease in cash and cash equivalents	(2,337)	(142)
Cash and cash equivalents at beginning of period	3,616	1,279

Cash and cash equivalents at end of period	$1,279	$1,137

CARRIAGE SERVICES, INC.

Selected Financial Data

December 31, 2011

(unaudited)

	December 31, 2010	December 31, 2011
Selected Balance Sheet Data:
Cash and short-term investments	$1,279	$1,137
Total Senior Debt (a)	137,268	139,783
Days sales in funeral accounts receivable	20.3	19.1
Senior Debt to total capitalization	39.2	39.2
Senior Debt to EBITDA (rolling twelve months)	3.3	3.3
Senior Debt to Non-GAAP Consolidated EBITDA (rolling 12 mos.)	3.0	2.8

a)  -  Senior debt does not include the convertible junior subordinated debentures.

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income to Non-GAAP Net Income for the three and twelve months ended December 31, 2010 and 2011:

	Three months ended December 31,		Twelve months ended December 31,
	2010	2011	2010	2011
Net Income	$2,147	$298	$8,079	$6,978
Special items, net of tax	1,081	1,709	1,688	5,206

Non-GAAP Net Income	$3,228	$2,007	$9,767	$12,184

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Net Income to Consolidated EBITDA and Non-GAAP Consolidated EBITDA for the three and twelve months ended December 31, 2010 and 2011 and the 2012 Outlook (presented at approximately the midpoint of the range identified in the release) (in 000’s):

	Three months ended December 31,		Twelve months ended December 31,
	2010	2011	2010	2011
Net income	$2,147	$298	$8,079	$6,978
Provision for income taxes	1,330	613	5,368	5,160

Pre-tax earnings	3,477	911	13,447	12,138
Net interest expense, including loan cost amortization	4,548	4,461	18,022	18,253
Noncash stock compensation	357	283	1,722	1,870
Depreciation & amortization	2,522	2,403	9,977	9,613

Consolidated EBITDA	10,904	8,058	43,168	41,874
Special items	1,751	2,872	2,832	8,749

Non-GAAP Consolidated EBITDA	$12,655	$10,930	$46,000	$50,623

2012 Outlook
Net income	$12,000
Provision for income taxes	8,100

Pre-tax earnings	20,100
Interest expense, including loan cost amortization	18,500
Depreciation & amortization, including stock compensation	11,400

Consolidated EBITDA	$50,000

Reconciliation of Field income from continuing operations before income taxes to field EBITDA for the three and twelve months ended December 31, 2010 and 2011:

	Funeral Home
	Three months ended December 31,		Twelve months ended December 31,
	2010	2011	2010	2011
Income from continuing operations before income taxes	$9,505	$10,904	$37,940	$42,134
Depreciation & amortization	1,357	1,446	5,362	5,746
Regional & unallocated costs	1,423	1,614	4,849	6,069
Net financial income	(1,674)	(1,710)	(6,993)	(6,859)

Funeral Home EBITDA	$10,611	$12,254	$41,158	$47,090

Funeral Home Revenue	$34,317	$34,879	$129,743	$136,986
Funeral Home EBITDA Margin	30.9%	35.1%	31.7%	34.4%

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

	Cemetery
	Three months ended December 31,		Twelve months ended December 31,
	2010	2011	2010	2011
Income from continuing operations before income taxes	$2,333	$2,158	$9,506	$10,170
Depreciation & amortization	847	694	3,259	2,853
Regional & unallocated costs	673	807	2,654	2,957
Net financial income	(1,805)	(1,537)	(6,372)	(6,433)

Cemetery EBITDA	$2,048	$2,122	$9,047	$9,547

Cemetery Revenue	$9,990	$9,396	$40,450	$39,981
Cemetery EBITDA Margin	20.5%	22.6%	22.4%	23.9%

Reconciliation of Diluted EPS to Non-GAAP Diluted EPS for the three and twelve months ended December 31, 2010 and 2011:

	Three months ended December 31,		Twelve months ended December 31,
	2010	2011	2010	2011
Diluted EPS	$0.12	$0.02	$0.45	$0.38
Effect of Special Items	0.05	0.09	0.09	0.28

Non-GAAP Diluted EPS	$0.17	$0.11	$0.54	$0.66

Reconciliation of cash provided by operating activities to Free Cash Flow (in 000’s):

	Three months ended December 31,
	2010	2011
Cash provided by operating activities	$9,131	$5,880
Less maintenance capital expenditures	(2,053)	(1,430)

Free Cash Flow	$7,078	$4,450

Reconciliation of cash provided by operating activities to Free Cash Flow (in 000’s):

	Twelve months ended December 31,
	2010	2011
Cash provided by operating activities	$25,679	$31,155
Less maintenance capital expenditures	(7,102)	(6,795)

Free Cash Flow	$18,577	$24,360